Exhibit 10.2

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is made and entered into this 20 day of April 2018 (the “Effective Date”) between US-China Biomedical Technology, Inc. fka Cloud Security Corporation, a Nevada corporation ("Company") and China Israel Biological Technology Co. Ltd. (the “Creditor”). The Company and Creditor are sometimes referred to herein individually as the “Party” or collectively as the “Parties”.

RECITALS

A.       WHEREAS, the Company owes to Creditor an aggregate amount of $223,694 US Dollars in principal and $6,500.77 in accrued interest owed through May 1, 2018 (collectively the “Debt”) pursuant to a series of four short term certain promissory notes attached hereto as Exhibit A. By and through this Agreement the Parties have agreed to convert 100% of the Debt owed by Company to Creditor into a portion of the purchase price for the subscription of shares of common stock in the company, in lieu of cash repayment;

B.               WHEREAS, the Company and Creditor mutually agree to settle the Debt by and through the application of the Debt as a portion of the purchase price for restricted shares of the Company’s common stock at a price per share valued at $0.40 per share as set forth on the Subscription Agreement attached hereto as Exhibit B (the “Subscription Agreement”);

C.               WHEREAS, as a result of negotiations between the Company and Creditor, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, Creditor and the Company wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today as it pertains to the Debt; and

D.              WHEREAS, each Party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.               Recitals. The foregoing recitals are true and correct and incorporated by reference herein.

B.               Consideration. As full consideration for this Agreement hereunder, (i) the Company shall apply the Debt towards the purchase under the Subscription Agreement, (ii) the Creditor shall be issued restricted shares of the Company’s common stock, at a price per share valued at $0.40 per as set forth in Subscription Agreement (the “Settlement Shares”) and, in exchange, (iii) Creditor shall grant to Company a full settlement and release in connection with the Debt.

C.               Mutual Release. Each Party, on behalf of himself or itself and his or its successors, officers, directors, administrators, representatives, insurers, agents and assigns hereby releases and forever discharges the other Party, its predecessors, successors, parents, subsidiaries, nominees and affiliates and all present and former officers, directors, partners, principals, employees, attorneys, insurers, agents and their respective administrators, representatives, spouses, heirs, agents and assigns from any and all claims, and causes of action and any other claim they have, whether currently known or unknown, foreseen or unseen, suspected or unsuspected. It is understood and agreed that, except as provided herein and by the attached documents incorporated herein by reference, this Agreement shall constitute a broad general release by each Party for the benefit of the other Party and shall be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, costs, expenses, claims for sanctions, attorneys' fees, and damages, including claims now pending in any action, indemnity or contribution by any party or third party, or their counsel, or any other claims or liabilities whatsoever, whether or not now known, suspected, claimed or concealed that are related to any action or claim. This general release includes but is not limited to any and all claims, causes of action, damages or accounts that now exist or may exist in the future arising out of any matters, agreements, omissions, representations made, money due, money paid, or any other relationship between the Parties at any time prior to the date hereof. It is the intention of all Parties to fully discharge and release the remaining Parties with respect to any and all matters, claims, causes of action, contracts or expenses arising from any matter. Each Party acknowledges that it is familiar with Section 1542 of the California Civil Code which provides as follows:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Except as provided for herein, the Parties expressly waive and relinquish any and all rights and benefits which it may have under, or which may be conferred upon him by the provisions of Section 1542 of the California Civil Code, as well as under any other similar state or federal statute or common law principle, to the fullest extent that they may lawfully waive such rights or benefits. In connection with their waiver and relinquishment set forth in the previous paragraphs, each Party acknowledges that he or it is aware that he or it may hereafter discover claims or facts in addition to or different from those which he, she or it now knows or believes to exist with respect to the subject matter of this Agreement, but it is his or its intention to fully, finally and forever settle and release all of the disputes and differences known or unknown, suspected or unsuspected which do now exist, may exist in the future or have ever existed between the Parties. In furtherance of such intention, the Parties agree that this Agreement shall remain in effect as a full and complete settlement in perpetuity.

D.               Representations and Warranties of the Company. The Company hereby represents and warrants to Creditor as follows:

a.                All of the issued and outstanding shares of the Company's common stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. The Settlement Shares to be issued and delivered to Creditor have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable.

b.                The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

c.                None of the Company's Articles of Incorporation, as amended, or Bylaws, or the laws of the State of Nevada contains any applicable provisions or statute which would restrict the Company's ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or which would limit any of Creditor’s rights following consummation of the transactions contemplated by this Agreement.

d.                No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

e.                The Company has delivered or made available to Creditor prior to the execution of this Agreement true and complete copies of all financial statements of the Company.

E.               Representations and Warranties of Creditor. Creditor represents and warrants to the Company as follows:

a.                Creditor has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by Creditor to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Creditor enforceable in accordance with its terms.

b.                Creditor has reviewed the financial statements of the Company.

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c.                Creditor has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

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d.                Creditor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

e.                Creditor is relying solely on the representations and warranties contained herein and in financial statements made available in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to such Creditor.

F.                Conditions.

a.                The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

i.               The representations and warranties of Creditor set forth herein shall be true and correct on and as of the Effective Date.

ii.              All proceedings, corporate or otherwise, to be taken by the Creditor in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Creditor shall have been obtained in form and substance reasonably satisfactory to the Company.

b.                The obligations of Creditor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

i.                The representations and warranties of the Company set forth herein shall be true and correct on and as of the Effective Date.

ii.              All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Creditor shall have been obtained in form and substance reasonably satisfactory to Creditor.

iii.             The Company shall have caused the Settlement Shares to be approved for issuance.

G.               Restrictive Legend. The Settlement Shares that shall be issued by the Company pursuant to this Agreement will not have been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws. The Settlement Shares to be issued by the Company pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the shares of the Company issued pursuant to this Agreement will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

H.               Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

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I.                 Authority to Execute. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

J.                Voluntary Agreement. The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

K.               Counterparts. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

L.               Severability. In the event that any provision contained in this Agreement shall be (i) held by any court or arbitration tribunal to be unenforceable, illegal, void or contrary to public policy, or (ii) in conflict with any applicable statute, law, regulation or applicable collective bargaining agreement, then such provision shall be of no force or effect; provided, however, that in such event the provision of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum required, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

M.              Ambiguity. Any rules of interpretation that ambiguities are to be construed against the drafting party shall not apply.

N.               Governing Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of Nevada, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to conflict of law principles. This Agreement is intended to resolve all claims, known or unknown, between the Company and Creditor in any jurisdiction.

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PLEASE SEE FOLLOWING PAGE FOR SIGNATURE>

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IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

US-CHINA BIOMEDICAL TECHNOLOGY, INC.

Dated: April 20, 2018	By: /s/ Qingxi Huang
Name: Qingxi Huang
Title: Chief Executive Officer and Director

CREDITOR - China Israel Biological Technology Co. Ltd.

Dated: April 20, 2018	By: /s/ Qingxi Huang
Name: Qingxi Huang
Title: President

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